                                                                    Exhibit 23.1

[LOGO]          [LETTERHEAD OF MORRIS, DAVIS & CHAN LLP]



                         CONSENT OF INDEPENDENT AUDITORS

Plan Administrator
Adaptive Broadband Corporation

We consent to the incorporation by reference in Registration Statement number 333-69993 on Form S-8 of Adaptive Broadband Corporation filed with the Securities and Exchange Commission on December 31, 1998, of our report dated January 9, 2002, on the financial statements and supplemental schedule included in the Annual Report on Form 11-K of the Adaptive Broadband Corporation Tax-Deferred Savings and Deferred Profit Sharing Plan for the year ended June 30, 2001.


/s/ Morris, Davis & Chan


Oakland, California
January 9, 2002